BARCLAYS CAPITAL

BARCLAYS ETN+ LEVERAGED AND INVERSE EXCHANGE TRADED NOTES

Performance Update

Ticker Initial Leverage CINV Latest Participation Performance Since Inception Performance YTD

BXUB 3 50.23 3.00 0.46% -1.34%

BXUC 2 100.51 2.00 0.51% -0.73%

BXDB -1 99.05 1.02 -0.95% -0.19%

BXDC -2 65.53 2.05 -1.71% -0.24%

BXDD -3 48.77 3.09 -2.46% -0.29%

Market Data Initial Index Level Current Index Level Performance Since Inception Performance YTD

S&P 500 TR 1825.18 1835.4 - 0.56% -0.11%

BXUB BXUC S&P 500 Total Return BXDB BXDC BXDD

140% 130% 120% 110% 100% 90% 80% 70% 60%

17-Nov 1-Dec 15-Dec 29-Dec 12-Jan 26-Jan 9-Feb 23-Feb 9-Mar 23-Mar 6-Apr 20-Apr 4-May 18-May 1-Jun

15-Jun 29-Jun 13-Jul 27-Jul

1 Source: Bloomberg, As of July 30, 2010

Historical results are not indicative of future performance

Free Writing Prospectus (To Prospectus dated February 10, 2009 and the Prospectus Supplement dated March 1, 2010)

Filed Pursuant to Rule 433 Registration No. 333-145845 August 2, 2010

BARCLAYS ETN+ LONG NOTES

LINKED TO THE S&P 500 TOTAL RETURN INDEX

Note Details

Ticker BXUB

IIV Ticker BXUB.IV

Closing Note Value BXUBRD.NV

Participation BXUBPT.NV

Financing Level BXUBFL.NV

Index Exposure BXUBIX.NV

Primary Exchange NYSE Arca

CUSIP 06740H674

Financing Rate T-Bills2 +0.75%

Inception Date November 17, 2009

Maturity Date November 20, 2014

Issue Price $50

Index S&P 500 Total Return IndexSM

Stop Loss $103

Issuer Details

Barclays Bank PLC long-term, unsecured obligations*

S&P Rating AA-

Moody’s Rating Aa3

*The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

Key Features as of July 30, 2010 – BXUB

Latest Participation6 = 3.00 Index at launch = 1,825.18

$175 $150 $125 $100 $75 $50 $25 $0

Financing Level Index $100.61 Redemption Value $50.23 Index Exposure $150.84

See Prospectus for definition of terms

BXUB PERFORMANCE UPDATE Overview

Barclays ETN+ Long B Leveraged Exchange Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time are linked to the S&P 500 Total Return IndexSM (the “Index”). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. Unless a stop loss3 termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the performance of the Index, less the accrued financing charges applied by Barclays Bank PLC.

S&P 500 Total Return IndexSM

The S&P 500 IndexSM is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500 Total Return IndexSM is a total return Index that reflects both changes in the prices of stocks in the S&P 500 IndexSM as well as the reinvestment of the dividend income4 from its underlying stocks.

S&P 500 Total Return IndexSM and BXUB Historical Performance November 17, 2009–July 30, 2010

BXUB S&P 500 Total Return

140% 130% 120% 110% 100% 90% 80% 70% 60%

17-Nov 1-Dec 15-Dec 29-Dec 12-Jan 26-Jan 9-Feb 23-Feb 9-Mar 23-Mar 6-Apr 20-Apr 4-May 18-May 1-Jun

15-Jun 29-Jun 13-Jul 27-Jul

Sources: Bloomberg 11/17/2009–07/30/2010 (based on daily Index levels)

Past performance is not indicative of future results

1 An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

2 Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. “T-bills” refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

3 There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

4 Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. “ Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

5 Source: Bloomberg, as of July 30, 2010.

6 The “participation” of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

BARCLAYS ETN+ LONG NOTES

LINKED TO THE S&P 500 TOTAL RETURN INDEX

Note Details

Ticker BXUC

IIV Ticker BXUC.IV

Closing Note Value BXUCRD.NV

Participation BXUC PT.NV

Financing Level BXUCFL.NV

Index Exposure BXUCIX.NV

Primary Exchange NYSE Arca

CUSIP 06740H666

Financing Rate T-Bills2 +0.75%

Inception Date November 17, 2009

Maturity Date November 20, 2014

Issue Price $100

Index S&P 500 Total Return IndexSM

Stop Loss $103

Issuer Details

Barclays Bank PLC long-term, unsecured obligations*

S&P Rating AA-

Moody’s Rating Aa3

*The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

Key Features as of July 30, 2010 – BXUC

Latest Participation6 = 2.00 Index at launch = 1,825.18

$225 $200 $175 $150 $125 $100 $75 $50 $25 $0

Financing Level $100.61 Index Exposure $201.12 Redemption Value $100.51

See Prospectus for definition of terms

BXUC PERFORMANCE UPDATE Overview

Barclays ETN+ Long C Leveraged Exchange Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time are linked to the S&P 500 Total Return IndexSM (the “Index”). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. Unless a stop loss3 termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the performance of the Index, less the accrued financing charges applied by Barclays Bank PLC.

S&P 500 Total Return IndexSM

The S&P 500 IndexSM is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500 Total Return IndexSM is a total return Index that reflects both changes in the prices of stocks in the S&P 500 IndexSM as well as the reinvestment of the dividend income4 from its underlying stocks.

S&P 500 Total Return IndexSM and BXUC Historical Performance November 17, 2009–July 30, 2010

BXUC S&P 500 Total Return

140% 130% 120% 110% 100% 90% 80% 70% 60%

17-Nov 1-Dec 15-Dec 29-Dec 12-Jan 26-Jan 9-Feb 23-Feb 9-Mar 23-Mar 6-Apr 20-Apr 4-May 18-May 1-Jun

15-Jun 29-Jun 13-Jul 27-Jul

Sources: Bloomberg 11/17/2009–07/30/2010 (based on daily Index levels)

Past performance is not indicative of future results

1 An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

2 Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. “T-bills” refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

3 There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

4 Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. “ Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

5 Source: Bloomberg, as of July 30, 2010.

6 The “participation” of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

BARCLAYS ETN+ SHORT NOTES

LINKED TO THE S&P 500 TOTAL RETURN INDEX

Note Details

Ticker BXDB

IIV Ticker BXDB.IV

Closing Note Value BXDBRD.NV

Participation BXDBPT.NV

T-Bill Amount BXDBTB.NV

Index Exposure BXDBIX.NV

Primary Exchange NYSE Arca

CUSIP 06740H658

Interest Rate T-Bills2 -0.40%

Inception Date November 17, 2009

Maturity Date November 20, 2014

Issue Price $100

Index S&P 500 Total Return

IndexSM

Stop Loss $103

Issuer Details

Barclays Bank PLC long-term, unsecured obligations*

S&P Rating AA-

Moody’s Rating Aa3

*The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

Key Features as of July 30, 2010 – BXDB

Latest Participation6 = 1.02 Index at launch = 1,825.18

$225 $200 $175 $150 $125 $100 $75 $50 $25 $0

Index Exposure $100.56 Redemption Value $99.05 T-Bill Amount $199.61

See Prospectus for definition of terms

BXDB PERFORMANCE UPDATE Overview

Barclays ETN+ Short B Leveraged Exchange Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time are linked to the inverse performance of the S&P 500 Total Return IndexSM (the “Index”). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. Unless a stop loss3 termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the inverse performance of the Index, less the accrued fees and plus accrued interest applied by Barclays Bank PLC.

S&P 500 Total Return IndexSM

The S&P 500 IndexSM is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500 Total Return IndexSM is a total return Index that reflects both changes in the prices of stocks in the S&P 500 IndexSM as well as the reinvestment of the dividend income4 from its underlying stocks.

S&P 500 Total Return IndexSM and BXDB Historical Performance November 17, 2009–July 30, 2010

BXDB S&P 500 Total Return

140% 130% 120% 110% 100% 90% 80% 70% 60%

17-Nov 1-Dec 15-Dec 29-Dec 12-Jan 26-Jan 9-Feb 23-Feb 9-Mar 23-Mar 6-Apr 20-Apr 4-May 18-May 1-Jun

15-Jun 29-Jun 13-Jul 27-Jul

Sources: Bloomberg 11/17/2009–07/30/2010 (based on daily Index levels)

Past performance is not indicative of future results

1 An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

2 Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. “T-bills” refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

3 There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

4 Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. “ Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

5 Source: Bloomberg, as of July 30, 2010.

6 The “participation” of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

BARCLAYS ETN+ SHORT NOTES

LINKED TO THE S&P 500 TOTAL RETURN INDEX

Note Details

Ticker BXDC

IIV Ticker BXDC.IV

Closing Note Value BXDCRD.NV

Participation BXDCPT.NV

T-Bill Amount BXDCTB.NV

Index Exposure BXDCIX .NV

Primary Exchange NYSE Arca

CUSIP 06740H641

Interest Rate T-Bills2 -0.40%

Inception Date November 17, 2009

Maturity Date November 20, 2014

Issue Price $66.67

Index S&P 500 Total Return

IndexSM

Stop Loss $103

Issuer Details

Barclays Bank PLC long-term, unsecured obligations*

S&P Rating AA-

Moody’s Rating Aa3

* The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

Key Features as of July 30, 2010 – BXDC

Latest Participation6 = 2.05

Index at launch = 1,825.18

$225 $200 $175

Index $150

Exposure T-Bill $125 $134.09 Amount $100

$75 $199.62

$50 Redemption

$25 Value $65.53 $0

See Prospectus for definition of terms

BXDC PERFORMANCE UPDATE

Overview

Barclays ETN+ Short C Leveraged Exchange Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time are linked to the inverse performance of the S&P 500 Total Return IndexSM (the “Index”). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. Unless a stop loss3 termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the inverse performance of the Index, less the accrued fees and plus accrued interest applied by Barclays Bank PLC.

S&P 500 Total Return IndexSM

The S&P 500 IndexSM is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500 Total Return IndexSM is a total return Index that reflects both changes in the prices of stocks in the S&P 500 IndexSM as well as the reinvestment of the dividend income4 from its underlying stocks.

S&P 500 Total Return IndexSM and BXDC Historical Performance

November 17, 2009–July 30, 2010

BXDD S&P 500 Total Return

140% 130% 120% 110% 100% 90% 80% 70% 60%

17-Nov 1-Dec 15-Dec 29-Dec 12-Jan 26-Jan 9-Feb 23-Feb 9-Mar 23-Mar 6-Apr 20-Apr 4-May 18-May 1-Jun 15-Jun 29-Jun 13-Jul 27-Jul

Sources: Bloomberg 11/17/2009–07/30/2010 (based on daily Index levels)

Past performance is not indicative of future results

1 An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

2 Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. “T-bills” refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

3 There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

4 Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. “ Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

5 Source: Bloomberg, as of July 30, 2010.

6 The “participation” of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

BARCLAYS ETN+ SHORT NOTES

LINKED TO THE S&P 500 TOTAL RETURN INDEX

Note Details

Ticker BXDD

IIV Ticker BXDD.IV

Closing Note Value BXDDRD.NV

Participation BXDDPT.NV

T-Bill Amount BXDDTB.NV

Index Exposure BXDDIX.NV

Primary Exchange NYSE Arca

CUSIP 06740H633

Interest Rate T-Bills2 - 0.40%

Inception Date November 17, 2009

Maturity Date November 20, 2014

Issue Price $50

Index S&P 500 Total Return

IndexSM

Stop Loss $103

Issuer Details

Barclays Bank PLC long-term, unsecured obligations*

S&P Rating AA-

Moody’s Rating Aa3

* The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

Key Features as of July 30, 2010 – BXDD

Latest Participation6 = 3.09

Index at launch = 1,825.18

$225

$200

$175

$150

$125

$100

$75

$50

$25

$0

Index Exposure $150.84

T-Bill Amount $199.61 3

Redemption

Value $48.77

See Prospectus for definition of terms

BXDD PERFORMANCE UPDATE

Overview

Barclays ETN+ Short D Leveraged Exchange Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time are linked to the inverse performance of the S&P 500 Total Return IndexSM (the “Index”). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. Unless a stop loss3 termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the inverse performance of the Index, less the accrued fees and plus accrued interest applied by Barclays Bank PLC.

S&P 500Total Return IndexSM

The S&P 500 IndexSM is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500 Total Return IndexSM is a total return Index that reflects both changes in the prices of stocks in the S&P 500 IndexSM as well as the reinvestment of the dividend income4 from its underlying stocks.

S&P 500 total return IndexSM and BXDD Historical Performance

November 17, 2009–July 30, 2010

BXDD S&P 500 Total Return

140% 130% 120% 110% 100% 90% 80% 70% 60%

17-Nov 1-Dec 15-Dec 29-Dec 12-Jan 26-Jan 9-Feb 23-Feb 9-Mar 23-Mar 6-Apr 20-Apr 4-May 18-May 1-Jun 15-Jun 29-Jun 13-Jul 27-Jul

Sources: Bloomberg 11/17/2009–07/30/2010 (based on daily Index levels)

Past performance is not indicative of future results

1 An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

2 Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. “T-bills” refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

3 There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

4 Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. “ Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

5 Source: Bloomberg, as of July 30, 2010.

6 The “participation” of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

IMPORTANT INFORMATION:

An investment in Barclays ETN+ notes involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus supplement and pricing supplement.

Factors that may affect notes linked to ETN+ Notes

Unpredictable factors may affect notes linked to ETN+ notes (the “Securities”), including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the Securities or its reference asset.

The Securities are not secured and are riskier than ordinary debt securities

The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. Risks of investing in the Securities may include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in the reference asset. The investor fee will reduce the amount of your return at maturity or on redemption. An investment in the Securities may not be suitable for all investors.

The principal invested may be fully exposed to any change in the reference index if the Securities are not 100% principal protected. The investor should be willing to hold the Securities until maturity. If the investor sells the Security before maturity, the investor may have to do so at a substantial discount from the issue price, and as a result, the investor may suffer substantial losses. The price, if any, at which the investor will be able to sell the Security prior to maturity may be substantially less than the amount originally invested in the Securities, depending upon the level, value or price of the reference asset at the time of the sale.

Markets may become disrupted

Local market disruptions can have a global effect. Market disruption can adversely affect the performance of a reference asset linked to the Securities.

Secondary market

Although the Securities will be listed on a national securities exchange there may not be a secondary market for the Securities. If a secondary market exists, prices in that market may be lower than the issue price or purchase price of the Securities.

Credit risk

A decline in Barclays’ creditworthiness will reduce the market value of the Securities. If Barclays becomes insolvent it will not be able to meet its payment obligations under the Securities.

Credit ratings

A rating is not a recommendation as to Barclays’ creditworthiness or the risks, returns or suitability of the Securities. Credit ratings may be lowered or withdrawn without notice.

Volatility

The level of change in value of the Securities is its “volatility”. The Securities’ volatility may be affected by performance of the applicable reference index, along with financial, political and economic events and other market conditions.

Complexity

The products described are complex, and their return may differ from those of the applicable reference index.

Conflicts of interest

Barclays general trading and hedging activity may adversely affect the Securities. Barclays and its associates may have positions or deal in financial instruments identical or similar to those described herein. Barclays and its associates may also act in various capacities or functions in relation to the Securities described in this presentation.

Hedging

Barclays may at any time establish, maintain, adjust or unwind hedge positions in respect of its obligations under the Securities, but it is not obliged to do so. Hedging activity may adversely affect the value of reference assets underlying the Securities and the performance of the Securities.

Barclays Bank PLC has filed a registration statement (including a prospectus and a prospectus supplement) with the US Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement, pricing supplement and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1 888 227 2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

“Standard & Poor’s”, “S&P”, “S&P 500”, “500” and “S&P 500 Total Return IndexSM ” are trademarks and service marks of The McGraw-Hill Companies, Inc., and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

2010, Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED NO BANK GUARANTEE MAY LOSE VALUE

CSNY 10005074G